As filed with the Securities and Exchange Commission on June 11, 1996

                                               Registration No. 33-
 ______________________________________________________________________________
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                  _______________

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       Under
                            The Securities Act of 1933
                                  _______________

                                 Pitney Bowes Inc.
              (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                         06-0495050
           (State or Other Jurisdiction            (I.R.S. Employer
         of Incorporation or Organization)        Identification No.)

     World Headquarters, Stamford, Connecticut        06926-0700
     (Address of Principal Executive Offices)         (Zip Code)
                                 _______________

                  1996 PITNEY BOWES EMPLOYEE STOCK PURCHASE PLAN
                             (Full Title of the Plan)
                                 _______________

                                Douglas A. Riggs,
                         Vice President - General Counsel
                                Pitney Bowes Inc.
                                World Headquarters
                        Stamford, Connecticut  06926-0700
                     (Name and Address of Agent For Service)

                                  (203) 356-5000
          (Telephone Number, Including Area Code, of Agent For Service)
                                 _______________

                         CALCULATION OF REGISTRATION FEE
 ______________________________________________________________________________

 Title of       Amount        Proposed           Proposed          Amount of
 Securities to  to be         Maximum Offering   Maximum Aggregate Registration
 be Registered  Registered(2) Price Per Share(3) Offering Price(3) Fee
 ______________________________________________________________________________
 Common Stock,
 $2.00 par
 value (1)      5,000,000        $49.0625        $245,312,500.00   $84,590.52
 ______________________________________________________________________________

 (1)  Includes one attached Preference Share Purchase Right.
 (2) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
 (3) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Pitney Bowes Inc. common stock on the New York Stock Exchange on June 7, 1996.







                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The following documents which have heretofore been filed by Pitney Bowes Inc. (the "Registrant") (Commission File No. 1-3579) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

              (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

              (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

              (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10, as revised by Form 8A filed February 16, 1996, including any amendment or report filed for the purpose of updating such description.

                   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                   Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.












         ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

                   The legality of the Common Stock offered hereby has been passed upon for the Registrant by Douglas A. Riggs, Vice President-General Counsel of the Registrant. Douglas A. Riggs owns, and has options to purchase, Common Stock of the Registrant.

         ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                   Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

                   Article Eleventh of the Registrant's Restated Certificate of Incorporation (the "Certificate") contains certain indemnification and insurance provisions adopted pursuant to authority contained in Section 145 of the DGCL.
         The Registrant's Certificate provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as otherwise provided in the Certificate, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors








         of the Registrant. The right to indemnification conferred in the Certificate is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expense incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise.

                   The Registrant's Certificate further provides that the Registrant may purchase and maintain insurance at its expense to protect itself and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the Certificate, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

























         ITEM 8.   EXHIBITS.

         Exhibit Number          Description of Exhibit
         _____________           ______________________

               5 Opinion of Douglas A. Riggs as to legality of the Common Stock being registered

             23(a)       Consent of Price Waterhouse L.L.P.

             23(b)       Consent of Douglas A. Riggs (included in
                         Opinion filed as Exhibit 5 hereto)

              99 1996 Pitney Bowes Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 1 to the Registrant's Proxy Statement dated March 29, 1996, filed by the Registrant with the Commission on March 28, 1996, pursuant to Rule 14a-6(b) of the Exchange Act).


         ITEM 9.   UNDERTAKINGS.

                   A.   The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the regis-tration statement; and (iii) to include any material informa-tion with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the informa-tion required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the regis-tration statement;

                        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective









         amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Secu-rities Act, each filing of the Registrant's annual report pur-suant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such secu-rities at that time shall be deemed to be the initial bona fide offering thereof.

                   C. Insofar as indemnification for liabilities aris-ing under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securi-ties and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, there-fore, unenforceable. In the event that a claim for indemnifi-cation against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by control-ling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pub-lic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



















                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho-rized in the City of Stamford and State of Connecticut on this 11th day of June, 1996.


                                       PITNEY BOWES INC.


                                       By: /s/ Michael J. Critelli
                                          ______________________________
                                           Michael J. Critelli
                                           (Vice Chairman and Chief
                                           Executive Officer)


                   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the fol-lowing persons in the capacities and on the dates indicated.


                  Signature                Title                       Date


         /s/ Michael J. Critelli        Vice Chairman             June 11, 1996
         ___________________________    and Chief Executive
         Michael J. Critelli            Officer-Director


         /s/ Carmine F. Adimando        Vice President-           June 11, 1996
         ___________________________    Finance & Administration
         Carmine F. Adimando            and Treasurer (principal
                                        financial officer)


         /s/ Arlen F. Henock            Vice President-           June 11, 1996
         ___________________________    Controller and Chief
         Arlen F. Henock                Tax Counsel (principal
                                        accounting officer)


         /s/ Linda G. Alvarado          Director                  June 11, 1996
         ___________________________
         Linda G. Alvarado


         /s/ Marc C. Breslawsky         Director                  June 11, 1996
         ___________________________
         Marc C. Breslawsky








                  Signature                Title                       Date


         /s/ William E. Butler          Director                  June 11, 1996
         ___________________________
         William E. Butler


         /s/ Colin G. Campbell          Director                  June 11, 1996
         ___________________________
         Colin G. Campbell


         /s/ George B. Harvey           Director                  June 11, 1996
         ___________________________
         George B. Harvey


         /s/ Charles E. Hugel           Director                  June 11, 1996
         ___________________________
         Charles E. Hugel


         /s/ David T. Kimball           Director                  June 11, 1996
         ___________________________
         David T. Kimball


         /s/ Leroy D. Nunery            Director                  June 11, 1996
         ___________________________
         Leroy D. Nunery


                                        Director                  June 11, 1996
         ___________________________
         Michael I. Roth


         /s/ Phyllis Shapiro Sewell     Director                  June 11, 1996
         ___________________________
         Phyllis Shapiro Sewell


         /s/ Arthur R. Taylor           Director                  June 11, 1996
         ___________________________
         Arthur R. Taylor











                                  EXHIBIT INDEX
                                  _____________

         EXHIBIT NUMBER               EXHIBIT DESCRIPTION
         ______________               ___________________

               5 Opinion of Douglas A. Riggs as to legality of the Common Stock being registered

             23(a)         Consent of Price Waterhouse L.L.P.

             23(b) Consent of Douglas A. Riggs (included in Opinion filed as Exhibit 5 hereto)

              99 1996 Pitney Bowes Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 1 to the Registrant's Proxy Statement dated March 29, 1996, filed by the Registrant with the Commission on March 28, 1996, pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended).







                                                              EXHIBIT 5

                        [LETTERHEAD OF PITNEY BOWES INC.]


         June 11, 1996


         Pitney Bowes Inc.
         World Headquarters
         Stamford, CT 06926-0700

         Ladies and Gentlemen:

         I have acted as counsel to Pitney Bowes Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the issuance of up to 5,000,000 shares of Common Stock, $2.00 par value per share (together with attached Preference Share Purchase Rights, the "Common Stock"), of the Company pursuant to the 1996 Pitney Bowes Employee Stock Purchase Plan (the "Plan").

         In connection with the foregoing, I have examined (a) the Restated Certificate of Incorporation and By-laws, as amended, of the Company, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as I deemed necessary to render this opinion.

         Based on such examination, I am of the opinion that the shares of Common Stock available for issuance under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to me in Item 5 of
         Part II of the Registration Statement.


         Very truly yours,

         /s/ Douglas A. Riggs

         Douglas A. Riggs







                                                          EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT ACCOUNTANTS


              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1996, which appears on page 41 of the 1995 Annual Report to Stockholders of Pitney Bowes Inc., which is incorporated by reference in Pitney Bowes Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K.


         /s/ Price Waterhouse LLP

         PRICE WATERHOUSE LLP

         Stamford, Connecticut
         June 11, 1996